                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-___________) and related Prospectus of ZymeTx, Inc. for the registration of 2,384,431 shares of its common stock and to the incorporation by reference therein of our report dated August 25, 1998, with respect to the financial statements of ZymeTx, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Oklahoma City, Oklahoma
December 3, 1998